UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2022

Date of Report (Date of earliest event reported)

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2022, Delek US Holdings, Inc. (the “Company”) announced that its Board of Directors reinstated the Company’s regular quarterly cash dividend on its Common Stock of $0.20 per share payable to all shareholders of record of the Company’s Common Stock as of the close of business on August 22, 2022. The payment date for the dividend will be September 6, 2022.

The Company also announced that its Board of Directors approved an approximately $170 million increase in its share repurchase authorization, bringing the total amount available for repurchases under current authorizations to $400 million.

The Company’s press release regarding the dividend and repurchase authorization is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Delek US Holdings, Inc. dated August 1, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)